Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated December 13, 2024, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, of Lee Enterprises, Incorporated (the Company) appearing in the Company’s Annual Report on Form 10-K for the year ended September 29, 2024.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, P.C

Chicago, Illinois

November 10, 2025